UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, on May 15, 2019, Amyris, Inc. (the “Company”) issued a senior convertible note, in the principal amount of $53.3 million (the “CVI Note”), to CVI Investments, Inc. (the “Investor”) pursuant to an Exchange Agreement, dated May 15, 2019 (the “Exchange Agreement”), by and between the Company and the Investor. The entry into the Exchange Agreement, the issuance of the CVI Note and related matters were reported in a Current Report on Form 8-K  filed by the Company with the Securities and Exchange Commission on May 16, 2019, which is incorporated herein by reference.

On July 12, 2019, the Company received a notice of acceleration (the “Acceleration Notice”) from the Investor with respect to the CVI Note. The Acceleration Notice was provided in connection with the Company’s failure to make an installment payment on the CVI Note due July 1, 2019 in the amount of $6.4 million (the “Payment Default”). The Acceleration Notice notified the Company of the Investor’s acceleration of and request for payment of all amounts outstanding under the CVI Note, including any and all accrued and unpaid interest, default interest and a 25% redemption premium. Pursuant to the terms of the CVI Note, the Company had until July 19, 2019 to repay all amounts outstanding under the CVI Note, representing an aggregate amount of approximately $68.0 million. The Payment Default also triggered cross-defaults under other debt instruments of the Company with an aggregate principal amount of approximately $100.3 million, which permits the holders of such indebtedness to accelerate the amounts owing under such instruments.

As a result of negotiations between the Company and the Investor, on July 19, 2019, the Investor revoked and withdrew the Acceleration Notice prior to the deadline for the Company to repay the CVI Note. The Company and the Investor are currently in the process of finalizing and documenting a resolution to the Payment Default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: July 19, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer